UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026

GEOSPACE TECHNOLOGIES CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Texas	001-13601	76-0447780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Pinemont, Houston, Texas		77040
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 986-4444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GEOS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 29, 2026, Geospace Technologies Corporation (the “Company”) entered into a Revolving Loan and Security Agreement with Amerisource Funding, Inc. (“Amerisource”), among the Company and its subsidiary GTC, Inc., as borrowers (the “Borrowers”), and Amerisource, as lender (the “Agreement”). The Company had a $7.5 million outstanding loan balance under the First Amended and Restated Credit Agreement, dated August 29, 2025 (the “Woodforest Credit Agreement”), by and among the Company and certain of the Company’s subsidiaries, as borrowers, the guarantors party thereto, the lenders party thereto, and Woodforest National Bank (“Woodforest”), as administrative agent, swingline lender and letter of credit issuer, which was refinanced with borrowings under the Agreement at closing. The Agreement is for a three-year term and provides a revolving credit facility with a maximum availability of $25 million, subject to a borrowing base.  Interest shall accrue on outstanding borrowings at the prime rate plus 3.5% per annum. The Company is required to make monthly interest payments on borrowed funds. The Agreement is secured by substantially all of the assets of the Borrowers, except for certain excluded property, and is guaranteed by certain of the Company’s subsidiaries.

The Agreement includes a 1.00% annual commitment fee, a 0.25% non-usage fee, early termination fees of up to 3.00% of the total credit facility, and a minimum tangible net worth covenant of $65.0 million. The Agreement contains customary events of default, including non-payment, covenant breaches, cross-defaults to other obligations owed to Amerisource, bankruptcy, a change in control and a material adverse change, upon which the obligations may be accelerated and bear interest at a default rate of 18% per annum.

The above description of the Agreement is qualified in its entirety by reference to the complete text of the Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Agreement.

Item 1.02. Termination of a Material Definitive Agreement

On October 29, 2026, in connection with entering into the Agreement, the Company repaid all outstanding obligations under the Woodforest Credit Agreement and terminated the Woodforest Credit Agreement, which was scheduled to mature on August 29, 2028. The Woodforest Credit Agreement provided for a $25 million revolving credit facility, including a letter of credit sublimit. The Company did not incur any material early termination penalties in connection with the termination. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is herein incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1 +
Revolving Loan and Security Agreement dated effective October 29, 2026, among Geospace Technologies Corporation and GTC, Inc., as borrowers, the guarantors party thereto, and Amerisource Funding, Inc., as lender.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

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Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION
Date: November 3, 2026
	By:	/s/ Robert L. Curda
Robert L. Curda
Executive Vice President, Chief Financial Officer & Secretary